Exhibit 99.1

Everbridge Announces CEO Transition

BURLINGTON, Mass. – December 9, 2021 – Everbridge, Inc. (NASDAQ: EVBG), the global leader in critical event management (CEM) and national public warning software solutions, today announced that David Meredith has notified the Board of Directors of the Company of his intention to resign from his role as Chief Executive Officer (“CEO”) of the Company and as a member of the Board of Directors of the Company. The Board of Directors has accepted Mr. Meredith’s resignation.

Everbridge will immediately establish an Office of the CEO and begin to transition leadership to long-tenured company executives Patrick Brickley, Executive Vice President and Chief Financial Officer, and Vernon Irvin, Executive Vice President and Chief Revenue Officer. Mr. Brickley and Mr. Irvin will partner as Co-CEOs to assume strategic and operational control of the business. The Company has initiated a search for a permanent CEO and will consider both internal and external candidates.

“The Board of Directors and I are confident that Vernon Irvin and Patrick Brickley can lead the company forward as Co-CEO’s together and deliver on the company’s mission of ‘keeping people safe and organizations running faster’,” said Jaime Ellertson, Chairman of Everbridge’s Board of Directors. “We are fortunate to have two incredibly respected and seasoned executives taking on this partnership. Both Patrick and Vernon are strong leaders with deep hands-on operating knowledge and a commitment to the continued success of Everbridge in the future.”

The Company reiterates its financial guidance for the fourth quarter and full year 2021, as provided in a press release issued on November 9, 2021. On a preliminary basis, the Company anticipates revenue growth of 20% to 23% in 2022, not including the impact of any potential future acquisitions. Mr. Meredith’s resignation is not related to any matter regarding the Company’s financial condition, reported financial results, internal controls or disclosure controls and procedures.

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About Everbridge

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to Keep People Safe and Organizations Running™. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events including IT outages, cyber-attacks or other incidents such as product recalls or supply-chain interruptions, over 6,000 global customers rely on the Company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication devices, and track progress on executing response plans. Everbridge serves 8 of the 10 largest U.S. cities, 9 of the 10 largest U.S.-based investment banks, 47 of the 50 busiest North American airports, 9 of the 10 largest global consulting firms, 8 of the 10 largest global automakers, 9 of the 10 largest U.S.-based health care providers, and 7 of the 10 largest technology companies in the world. Everbridge is based in Boston with additional offices in 25 cities around the globe. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, our expected financial results for the fourth quarter of 2021 and the full fiscal year 2021, and our expected results for the full fiscal year 2022. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to successfully transition to new leadership; the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; our ability to successfully integrate businesses and assets that we have acquired or may acquire in the future; the impact of the global COVID-19 pandemic on our operations and those of our customers and suppliers; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 26, 2021. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Contact:

Garo Toomajanian

ICR for Everbridge

ir@everbridge.com

818-230-9712

Media Contact:

Jeff Young

Everbridge

jeff.young@everbridge.com

781-859-4116

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Source: Everbridge, Inc.